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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS



        We consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of The Boeing Company (for $300,000,000 of 6 5/8% debentures due February 15, 2038) on Form S-4 of our report dated January 22, 1997, with respect to the balance sheet of McDonnell Douglas Corporation and consolidated subsidiaries ("MDC") as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995, not separately presented in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 1997.

        We also consent to the incorporation by reference in this Registration Statement of our report dated January 22, 1997, with respect to the financial statement schedule (Schedule II) of MDC for the years ended December 31, 1996 and 1995, not separately presented herein, in the Form 10-K for the year ended December 31, 1997, of the Boeing Company filed with the Securities and Exchange Commission.





                                              /s/ ERNST & YOUNG LLP


St. Louis, Missouri

May 11, 1998